SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2002

Clarion Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-24690 (Commission File Number)	91-1407411 (I.R.S. Employer Identification No.)

38 West Fulton, Suite 400, Grand Rapids, Michigan (Address of principal executive offices)	49503 (Zip Code)

(616) 233-6680 (Registrant's telephone number,
including area code)

Exhibit Index is on Page 4

Item 5. Other Events

Clarion Technologies, Inc ("Clarion") received a Nasdaq Staff Determination on March 12, 2002 indicating that the Nasdaq Listing Qualifications Panel has determined to delist Clarion's securities from the Nasdaq Small Cap Market effective with the open of business on March 13, 2002. The Panel determined that Clarion was no longer in compliance with the minimum net tangible assets/shareholders' equity/market value requirements for continued listing and had violated Nasdaq Marketplace Rules related to shareholder approval of stock warrant issuances. Clarion had previously appealed this ruling. The appeal was denied. As of March 13, 2002, Clarion is traded on the Over-the-Counter Bulletin Board.

Clarion's press release, dated March 13, 2002, relating to the Nasdaq notification is attached hereto as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 13, 2002	CLARION TECHNOLOGIES, INC. By: /s/ William Beckman William Beckman President

::ODMA\PCDOCS\GRR\653038\1

EXHIBIT 99.1

CLARION TECHNOLOGIES, INC.

NEWS RELEASE
CONTACT: JAMES HOSTETLER
VICE PRESIDENT INVESTOR RELATIONS
(847) 490-6063

CLARION TECHNOLOGIES, INC. RECEIVES NOTICE OF NASDAQ DELISTING

Grand Rapids, MI (March 13, 2002) - Clarion Technologies, Inc. (OTCBB: CLAR) has received notification from the Nasdaq Listing Qualifications Panel that it has denied Clarion's request for continued listing on the Nasdaq Small Cap Market.

Clarion's stock began trading on the Over-the-Counter ("OTC") Bulletin Board effective March 13, 2002. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities. OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports through a highly sophisticated computer network. Investors work through a broker/dealer to trade OTC Bulletin Board Securities. Information regarding the OTC Bulletin Board, including stock quotations, can be found on the Internet at www.otcbb.com.

Clarion's stock symbol will remain "CLAR" on the OTC Bulletin Board. However, some Internet quotation services add an "OB" to the end of the symbol and will use "CLAR.OB" for purpose of providing stock quotes.

William Beckman, President of Clarion commented, "This decision by NASDAQ has no effect on Clarion's operations. Indeed, we expect the dynamic turnaround Clarion is currently experiencing to continue over the next several months. It is our hope that Clarion will once again be a NASDAQ listed company, but for now the OTC Bulletin Board should satisfy all of our constituencies' needs."

Clarion Technologies, Inc. operates five manufacturing facilities with a total of approximately 600,000 square feet located in Michigan, Ohio and South Carolina. Clarion's manufacturing operations include approximately 155 injection molding machines ranging in size from 50 to 5000 tons of clamping force. Clarion's headquarters are located in Grand Rapids, Michigan. Further information about Clarion Technologies can be obtained on the web at www.clariontechnologies.com or by contacting James Hostetler, Vice President of Investor Relations, at 847-490-6063.

With the exception of historical factual information, the statements made in this press release, including those regarding the outcome of the appeal or ability of Clarion's common stock to trade on the OTCBB, constitute forward-looking statements. These statements are based upon current expectations and are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual result to differ materially from those included in or contemplated by the statements. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in Clarion's Annual Report on Form 10-KSB for the year ended December 31, 2000 and in all documents filed by Clarion with the Securities and Exchange Commission. Clarion disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.